SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2003

PharmaNetics, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-25133	56-2098302
(Commission file Number)	(IRS Employer ID Number)

9401 Globe Center Drive, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 919-582-2600

NA
(Former name or former address, if changed since last report)

Item 7.    Exhibits

(c)  Exhibits

99.1	An Executive Informational Overview regarding the Registrant prepared by the Registrant’s investor relations firm for delivery to selected participants in the securities industry and first delivered on February 5, 2003.

Item 9.    Regulation FD Disclosure

On February 5, 2003, the Registrant’s investor relations firm prepared an Executive Informational Overview regarding the Registrant that the Registrant intends to deliver to selected participants in the securities industry. The overview is attached as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMANETICS, INC.

Date: February 5, 2003	/s/ John P. Funkhouser
John P. Funkhouser President and Chief Executive Officer